Exhibit 99.1

Monroe Capital Corporation BDC Announces Second Quarter Results

CHICAGO, IL, August 7, 2018 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the second quarter ended June 30, 2018.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

Second Quarter 2018 Financial Highlights

•	Net investment income of $7.9 million, or $0.39 per share

•	Adjusted Net Investment Income (a non-GAAP measure described below) of $7.9 million, or $0.39 per share

•	Net increase in net assets resulting from operations of $4.3 million, or $0.21 per share
•	Net asset value (“NAV”) of $270.7 million, or $13.35 per share

•	Paid quarterly dividend of $0.35 per share on June 29, 2018

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report another quarter of solid earnings for the second quarter of 2018, with Adjusted Net Investment Income of $0.39 per share, representing the 17th straight quarter where per share Adjusted Net Investment Income met or exceeded our quarterly per share dividend. We have also made our 23rd consecutive quarterly dividend payment to our shareholders without any reduction in our distributions. As of quarter end, our portfolio totaled $498.2 million in investments at fair value, which represented a slight increase in the portfolio since the end of the first quarter. Measured portfolio growth, as well as growth in our MRCC Senior Loan Fund joint venture, should continue to create long term value for our shareholders.”

Monroe Capital Corporation is the business development company affiliate of the award winning private debt investment firm and lender, Monroe Capital LLC.

Selected Financial Highlights

(in thousands, except per share data)

	June 30, 2018	March 31, 2018
Consolidated Statements of Assets and Liabilities data:	(unaudited)
Investments, at fair value	$498,235	$496,034
Total assets	$513,603	$512,704
Net asset value	$270,708	$273,005
Net asset value per share	$13.35	$13.49

	For the quarter ended
	June 30, 2018	March 31, 2018
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$7,906	$8,465
Adjusted net investment income (1)	$7,906	$8,476
Net gain (loss) on investments, secured borrowings and foreign currency borrowings	$(3,626)	$(7,075)
Net increase in net assets resulting from operations	$4,280	$1,390

Per share data:
Net investment income	$0.39	$0.42
Adjusted net investment income (1)	$0.39	$0.42
Net gain (loss) on investments, secured borrowings, foreign currency transactions and foreign currency borrowings	$(0.18)	$(0.35)
Net increase in net assets resulting from operations	$0.21	$0.07

______

(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Review

The Company had debt and equity investments in 71 portfolio companies, with a total fair value of $498.2 million, as of June 30, 2018 as compared to debt and equity investments in 72 portfolio companies, with a total fair value of $496.0 million, as of March 31, 2018. The Company’s portfolio consists primarily of first lien loans, representing 88.1% of the portfolio as of June 30, 2018 and 85.9% of the portfolio as of March 31, 2018. As of June 30, 2018, the weighted average contractual and effective yield on the Company’s debt and preferred equity investments was 9.9% and 10.0%, respectively, as compared to the weighted average contractual and effective yield of 10.0% and 10.6%, respectively, as of March 31, 2018. Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity).

Financial Review

Net investment income for the quarter ended June 30, 2018 totaled $7.9 million, or $0.39 per share, compared to $8.5 million, or $0.42 per share, for the quarter ended March 31, 2018. Adjusted Net Investment Income was $7.9 million, or $0.39 per share, for the quarter ended June 30, 2018, compared to $8.5 million, or $0.42 per share, for the quarter ended March 31, 2018. The Company believes that Adjusted Net Investment Income is a consistent measure of the Company’s earnings – see Non-GAAP Financial Measure – Adjusted Net Investment Income discussion below. Investment income for the quarter ended June 30, 2018 totaled $14.8 million, compared to $15.0 million for the quarter ended March 31, 2018. The $0.2 million decrease during the quarter was primarily the result of a decrease in net accretion of discounts on the portfolio assets during the quarter, partially offset by increase in dividend income and prepayment gain (loss) during the quarter. Total expenses for the quarter ended June 30, 2018 totaled $6.9 million, compared to $6.5 million for the quarter ended March 31, 2018. The $0.4 million increase during the quarter was primarily driven by a $0.2 million increase in incentive fees and $0.1 million increase in interest expense. Incentive fees were limited due to the total return requirement during both periods presented. Please refer to the Company’s Form 10-Q for additional information of the incentive fee calculation and associated limitation.

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Net gain (loss) on investments, secured borrowings, foreign currency transactions and foreign currency borrowings was ($3.6) million for the quarter ended June 30, 2018, compared to ($7.1) million for the quarter ended March 31, 2018. The net loss on investments, secured borrowings and foreign currency borrowings during the quarter ended June 30, 2018 was primarily the result of net unrealized mark-to-market losses on investments in the portfolio during the quarter. The largest contributor to the net unrealized mark-to-market losses during the quarter was the write-down of the Company’s remaining debt investment in TPP Operating, Inc. to zero as of June 30, 2018. During the quarter, that borrower ceased its operations and virtually all of its assets were sold. Please refer to the Company’s Form 10-Q for additional information concerning the Company’s investment in TPP.

Net increase in net assets resulting from operations was $4.3 million, or $0.21 per share, for the quarter ended June 30, 2018, compared to $1.4 million, or $0.07 per share, for the quarter ended March 31, 2018. This increase is primarily the result of a decrease in net unrealized mark-to-market losses on investments during the quarter. The Company’s NAV per share decreased to $13.35 per share at June 30, 2018 from $13.49 per share at March 31, 2018.

Liquidity and Capital Resources

At June 30, 2018, the Company had $2.8 million in cash, $4.2 million in restricted cash at Monroe Capital Corporation SBIC LP (“MRCC SBIC,” the Company’s wholly-owned SBIC subsidiary), $125.5 million of total debt outstanding on its revolving credit facility and $115.0 million in outstanding Small Business Administration (“SBA”) debentures. As of June 30, 2018, the Company had $74.5 million available for additional borrowings on its revolving credit facility.

SBIC Subsidiary

As of June 30, 2018, MRCC SBIC had $57.6 million in leverageable capital, $4.2 million in cash and $170.6 million in investments at fair value. Additionally, MRCC SBIC had $115.0 million in SBA-guaranteed debentures outstanding.

As of June 30, 2018, the Company has fully drawn all available debentures at MRCC SBIC. The SBA-guaranteed debentures are long-term, fixed rate financing with the advantage of being excluded from the Company’s 200% asset coverage test under the Investment Company Act of 1940.

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MRCC Senior Loan Fund

The Company formed a joint venture with NLV Financial Corporation (“NLV”), the parent of National Life Insurance Company (“National Life”), to create MRCC Senior Loan Fund I, LLC (the “SLF”) during the fourth quarter of 2017. SLF invests primarily in senior secured loans to middle market companies in the United States. The Company and NLV have each initially committed $50.0 million of capital to the joint venture. During the quarter ended March 31, 2018, SLF entered a $100.0 million secured revolving credit facility with Capital One, N.A. (the “SLF Credit Facility”). As of June 30, 2018, the Company had made net capital contributions of $17.9 million in SLF with a fair value of $18.7 million. During the quarter ended June 30, 2018, the Company received an income distribution from SLF of $0.3 million.

As of June 30, 2018, SLF had total assets of $98.6 million (including investments at fair value of $94.8 million), total liabilities of $61.2 million (including borrowings under the SLF Credit Facility of $56.4 million) and total members’ capital of $37.4 million.

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee and excise taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

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The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	June 30, 2018		March 31, 2018
	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$7,906	$0.39	$8,465	$0.42
Net capital gains incentive fee	-	-	-	-
Excise taxes	-	-	11	-
Adjusted Net Investment Income	$7,906	$0.39	$8,476	$0.42

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

Second Quarter 2018 Financial Results Conference Call

The Company will host a webcast and conference call to discuss these operating and financial results on Wednesday, August 8, 2018 at 12:00 pm ET. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID #3279739.

For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended June 30, 2018 to be filed with the Securities and Exchange Commission (www.sec.gov) on August 7, 2018.

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MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	June 30, 2018	March 31, 2018
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value:
Non-controlled/non-affiliate company investments	$425,220	$426,058
Non-controlled affiliate company investments	54,322	53,643
Controlled affiliate company investments	18,693	16,333
Total investments, at fair value (amortized cost of: $522,734 and $516,121, respectively)	498,235	496,034
Cash	2,779	3,070
Restricted cash	4,252	7,117
Interest receivable	7,239	5,756
Other assets	1,098	727
Total assets	513,603	512,704

LIABILITIES
Debt:
Revolving credit facility	125,496	125,584
SBA debentures payable	115,000	112,800
Total debt	240,496	238,384
Less: Unamortized deferred financing costs	(4,462)	(4,468)
Total debt, less unamortized deferred financing costs	236,034	233,916
Interest payable	1,657	795
Management fees payable	2,202	2,163
Incentive fees payable	990	761
Accounts payable and accrued expenses	2,012	2,027
Directors' fees payable	-	37
Total liabilities	242,895	239,699
Net assets	$270,708	$273,005

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 20,279 and 20,240 shares
issued and outstanding, respectively	$20	$20
Capital in excess of par value	286,651	286,141
Undistributed net investment income (accumulated distributions in excess of net investment income)	8,907	8,088
Accumulated net realized gain (loss) on investments and secured borrowings and foreign currency transactions	(369)	(360)
Accumulated net unrealized gain (loss) on investments, secured borrowings and foreign currency borrowings	(24,501)	(20,884)
Total net assets	$270,708	$273,005
Net asset value per share	$13.35	$13.49

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MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the quarter ended
	June 30, 2018	March 31, 2018
	(unaudited)
Investment income:
Interest income:
Non-controlled/non-affiliate company investments	$11,788	$11,963
Non-controlled affiliate company investments	1,751	1,828
Total interest income	13,539	13,791
Dividend income:
Non-controlled/non-affiliate company investments	265	260
Controlled affiliate company investments	350	175
Total dividend income	615	435
Fee income:
Non-controlled/non-affiliate company investments	583	724
Non-controlled affiliate company investments	83	-
Total fee income	666	724
Total investment income	14,820	14,950

Operating expenses:
Interest and other debt financing expenses	2,836	2,706
Base management fees	2,202	2,163
Incentive fees	990	761
Professional fees	302	307
Administrative service fees	322	324
General and administrative expenses	225	176
Excise taxes	-	11
Directors' fees	37	37
Total expenses	6,914	6,485

Net investment income	7,906	8,465

Net gain (loss) on investments, secured borrowings and foreign currency borrowings:
Net realized gain (loss):
Foreign currency transactions	(9)	12
Net realized gain (loss)	(9)	12

Net change in unrealized gain (loss):
Non-controlled/non-affiliate company investments	(515)	(165)
Non-controlled affiliate company investments	(4,157)	(6,923)
Controlled affiliate company investments	260	443
Foreign currency borrowings	795	(442)
Net change in unrealized gain (loss)	(3,617)	(7,087)

Net gain (loss) on investments, secured borrowings, foreign currency transactions
and foreign currency borrowings	(3,626)	(7,075)

Net increase (decrease) in net assets resulting from operations	$4,280	$1,390

Per common share data:
Net investment income per share - basic and diluted	$0.39	$0.42
Net increase in net assets resulting from operations per share - basic and diluted	$0.21	$0.07
Weighted average common shares outstanding - basic and diluted	20,244	20,240

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Additional Supplemental Information:

The composition of the Company’s investment income was as follows (dollars in thousands):

	For the quarter ended
	June 30, 2018	March 31, 2018

Interest income	$12,703	$12,626
Dividend income	615	435
Fee income	666	724
Prepayment gain (loss)	312	133
Accretion of discounts and amortization of premiums	524	1,032
Total investment income	$14,820	$14,950

The composition of the Company’s interest expense and other debt financing expenses was as follows (dollars in thousands):

	For the quarter ended
	June 30, 2018	March 31, 2018

Interest expense - revolving credit facility	$1,551	$1,557
Interest expense - SBA debentures	970	868
Amortization of deferred financing costs	315	281
Total interest and other debt financing expenses	$2,836	$2,706

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ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC (“Monroe”) is a private credit asset management firm specializing in direct lending and opportunistic private credit investing. Since 2004, the firm has provided private credit solutions to borrowers in the U.S. and Canada. Monroe’s middle market lending platform provides senior and junior debt financing to businesses, special situation borrowers, and private equity sponsors. Investment types include unitranche financings; cash flow, asset based and enterprise value based loans; and equity co-investments. Monroe is committed to being a value-added and user-friendly partner to business owners, senior management, and private equity and independent sponsors. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Dallas, Los Angeles, New York, and San Francisco.

Monroe has been recognized by Creditflux as the 2018 Best U.S. Direct Lending Fund; Private Debt Investor as the 2017 Lower Mid-Market Lender of the Year; Global M&A Network as the 2017 Small Middle Markets Lender of the Year; M&A Advisor as the 2016 Lender Firm of the Year; and the U.S. Small Business Administration as the 2015 Small Business Investment Company (SBIC) of the Year. For more information, please visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE: Monroe Capital Corporation

Investor Contact:	Aaron D. Peck

Chief Investment Officer and Chief Financial Officer

Monroe Capital Corporation

(312) 523-2363

Email: apeck@monroecap.com

Media Contact:	Emily Stoermer

BackBay Communications

(617) 391-0801

Email: emily.stoermer@backbaycommunications.com

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